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                                                                    Exhibit 10.1

Gardner Management Convertible Note

                                                     NON-NEGOTIABLE

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE LAW AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR STATE LAW OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THE SECURITIES, SUCH OFFER, SALE, OR TRANSFER, PLEDGE, OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

                           CONVERTIBLE PROMISSORY NOTE

Principal Amount: $450,000                                Date: February 1, 2000
                                                            Salt Lake City, Utah

        FOR VALUE RECEIVED, SPORTSNUTS.COM INTERNATIONAL, INC., a Delaware corporation and SPORTSNUTS.COM, INC., a Delaware corporation (collectively, "Maker"), hereby promises to pay to the order of Gardner Management Profit Sharing Plan and Trust ("Holder"), in lawful money of the United States of America, the principal sum of Four Hundred Fifty Thousand Dollars ($450,000.00) (the "Principal Amount"), together with interest thereon as provided below.

        1. Payment Terms. The entire Principal Amount together with all accrued but unpaid interest shall be due and payable on April 1, 2000 (the "Maturity Date"). Any payments made on this Note will be applied first to any costs and expenses (including attorneys' fees as provided in paragraph 11) incurred by Holder in connection with the collection of amounts owing pursuant to this Note, then to accrued interest, and then to reduction of principal, or as otherwise determined at Holder's discretion. The loan proceeds represented by this Note shall be disbursed by the Holder, from time to time, pursuant to a schedule of disbursements or draws approved by the Holder.

        2. Interest. Interest will accrue on Principal Amount outstanding at the rate per annum of sixteen percent (16%).

        3. Grant of Security Interest. As security for the full and timely payment of the Principal Amount of and interest on this Note whether now existing or hereafter arising, Maker hereby grants to Holder a security interest under the Utah Uniform Commercial Code ("UCC") for all of Maker's equipment, furnishings, and fixed assets. Such security interest shall be set forth in a separate Security Agreement of even date herewith duly executed by Maker and Holder, substantially in the form attached hereto as Exhibit "A."




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        4. Personal Guarantee. The obligation of Maker on this Note is personally guaranteed by Kenneth Forrest, which guarantee is attached hereto as Exhibit "B."

        5. Warrants. As additional consideration for the loan represented by this Note and concurrent with the execution hereof by Maker, SportsNuts.com International, Inc. (sometimes referred to hereafter as the "Company"), shall issue to Maker warrants to acquire 370,000 shares of the Company's Common Stock at an exercise price equal to the lesser of: (i) $0.50 per share, or (ii) the private placement offering price for the Company's Common Stock between the date hereof and the Maturity Date. Such grant of warrants shall be evidenced by a separate document prepared by the Company, substantially in the form attached hereto as Exhibit "C" (the "Warrant").

        6. Right of Conversion.

                6.1 Election Right for Conversion Into Common Stock. This Note, together with all accrued interest (the "Repayment Amount"), shall at any time prior to the Maturity Date may be converted in its entirety upon the election of the Holder into fully paid and non- assessable shares of Common Stock of the Company at a conversion price equal to the lesser of: (i) $0.50 per share, or (ii) the private placement offering price for the Company's Common Stock between the date hereof and the Maturity Date.

                6.2 Conversion Rights if Penalty for Non-Payment.

                        (i) If the Note, together with all accrued and unpaid
                interest, is not repaid by the Maturity Date, the Holder may elect to convert the portion of the Repayment Amount outstanding into two (2) times the number of shares of Common Stock into which the Repayment Amount would have otherwise been convertible pursuant to Section 6.1.

                        (ii) If the Note, together with all accrued and unpaid
                interest, is not repaid within sixty (60) days following the Maturity Date, the Holder may elect to convert the portion of the Repayment Amount outstanding into five (5) times the number of shares of Common Stock into which the Repayment Amount would have otherwise been convertible pursuant to Section 6.1.

                        (iii) If the Note, together with all accrued and unpaid
                interest, is not repaid within one hundred twenty (120) days following the Maturity Date, the Holder may elect to convert the portion of the Repayment Amount outstanding into ten(10) times the number of shares of Common Stock with which the Repayment Amount would have otherwise been convertible pursuant to Section 6.1.

                6.3 Effect of Election to Convert. Election by the Holder to convert the Repayment Amount into Common Stock shall be effective only as to the conversion of all, but not less than all, of the total principal amount of the Note plus all interest and other



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        amounts then outstanding. Such election shall be effected by the Holder delivering to the Company this Note together with a written statement electing such conversion. Such conversion shall be effective as of the date on which the Company receives such written statement.

                6.4 Mechanics of Conversion. Within two (2) business days after receiving the Holder's consent and this Note, the Company shall issue and deliver to the Holder a certificate or certificates, registered in the name of Holder, for the number of full shares of Common Stock to which Holder is entitled bearing such restrictive legends as may be required by federal and state securities laws. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which the Holder shall have elected to such conversion. At the time of the issuance of the certificate for the shares of Common Stock, the rights of the Holder of the Note as such Holder shall cease, and the Holder shall be deemed to have become the holder or holders of record of the shares of Common Stock received upon conversion.

                6.5 Taxes on Conversion. The issue of stock certificates on conversion of the Note shall be made without charge to the Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in any name other than that of the Holder of this Note, and the Company shall not be required to issue or deliver any certificate in respect of such Common Stock unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                6.6 No Rights as Stockholder. Prior to the conversion of the Note, the Holder shall not be entitled to any right as a stockholder, including without limitation the right to vote or to receive dividends or other distribution, and shall not be entitled to receive any notice of any proceeding of the Company, except as provided herein.



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        7. Adjustments. If at any time after this Note is executed, the Company
(i) declares a dividend or makes a distribution on the outstanding shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, (iv) effects a capital reorganization, reclassification, or change in the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or (v) otherwise changes into the same or different number of shares of any class or classes of stock, the Common Stock issuable upon the conversion of this Note, the conversion price per share in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification reorganization, other similar changes in the capitalization of the Company shall be proportionately adjusted so that the Holder of this Note after such time shall be entitled to receive the aggregate number of shares of Common Stock which the Holder would have owned or been entitled to receive had the Repayment Amount of this Note been converted immediately prior to such record date or effective date and the resulting Common Stock had been subject to such dividend, distribution, subdivision, combination or reclassification or reorganization. Such adjustment shall be made successively whenever any event specified above shall occur. No adjustments in respect of interest or dividends, other than a stock dividend, will be made upon conversion, but a payment in cash will be made by the Company in lieu of the issuance of any such fractional shares.

        8. Registration Rights. If the Company shall file a registration statement with the Securities and Exchange Commission to register shares of its Common Stock, excluding an S-8 or S-4 registration statement, the Company agrees to register the shares of Common Stock issuable from the conversion of this Note, subject to any underwriter's cutback or limitation in connection therewith.

        9. Representations and Warranties.

                9.1 Representations and Warranties. The Maker represents and warrants to the Holder that:

                        (a) The Maker (i) is a corporation duly organized and
                validly existing under the laws of Delaware; and (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted;

                        (b) There are no legal or arbitrary proceedings, or any
                proceedings by or before any governmental or regulatory authority or agency now pending, or (to the knowledge of the Maker) threatened against the Maker, which, if adversely determined, could have a material advise effect on the financial condition, operations or business of the Maker taken as a whole;

                        (c) The execution and delivery of this Note, or the
                Security Agreement, or the Warrant, the consummation of the transactions herein contemplated, or the


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                compliance with the terms and provisions hereof will conflict with, or result in a breach of, or require any consent under the Articles of Incorporation or By-Laws of the Maker, or any applicable law or regulation, or any agreement or instrument to which the Maker is a party, or by which it is bound, or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon any of the revenues or assets of the Maker, pursuant to the terms of any such agreement or instrument.

                        (d) The Maker has all necessary corporate power and
                authority to execute, deliver and perform its obligations under this Note, the Warrant and the Security Agreement to which it is a party; the execution, delivery and performance by the Maker of the Note, the Security Agreement and the Warrant to which it is a party, has been duly authorized by all necessary corporate action on its party; and this Note has been duly and validly executed and delivered by the Maker and constitutes, and the Security Agreement and the Warrant to which the Maker is a party when executed and delivered, will constitute, its legal, valid and binding obligation, enforceable in accordance with its terms.

                9.2 Covenants. The Maker covenants and agrees with the Holder that so long as any amount remains unpaid on the Note, the Company shall deliver to the Holder the following:

                        (a) As soon as available, and in any event within
                fifteen (15) days after the end of each month, statements of income, retained earnings and cash flow of the Maker for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheet of the Maker as of the end of such period.

        10. Default.

                10.1 Any one of the following occurrences shall constitute an "Event of Default" under this Note:

                        (a) The failure of Maker to make any payment of
                principal or accrued interest upon this Note when the same becomes due and payable in accordance with the terms hereof without further notice or passage of time; provided however, that Maker shall have thirty (30) days to cure such default.

                        (b) The entry of a decree or order for relief by a court
                having jurisdiction in the premises in respect of the Maker in any involuntary case or proceedings under the Federal bankruptcy law, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or




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                similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs; or

                        (c) The commencement by the Maker of a voluntary case or
                proceeding under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or of any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the taking of corporation action by the Maker in furtherance of any of the foregoing.

                10.2 Upon the happening of any Event of Default, (i) the entire principal and any unpaid accrued interest shall become due immediately and payable in full in cash with interest accruing thereon until paid in full, and (ii) Holder shall have and may exercise any and all rights and remedies available hereunder, at law and in equity.

                10.3 The remedies of Holder, as provided herein, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise. Any act, omission or commission of Holder, including, specifically, any failure to exercise any right, remedy or recourse, shall be released and be effected only through a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

        11. Attorneys' Fees. If one or more Events of Default shall occur (or any act which with notice or passage of time or both would constitute an Event of Default) under this Note, Maker promises to pay all collection costs, including but not limited to all reasonable attorneys' fees, court costs, and expenses of every kind incurred by Holder in connection with such collection or the protection or enforcement of any or all of the security for this Note, whether or not any lawsuit is filed with respect thereto.

        12. Notices. All payments and any notice required or permitted to be served hereunder shall be in writing and shall be delivered personally, or by express, overnight or courier service, by regular or certified mail, or by facsimile transmission (with a confirming copy sent by U.S. Mail, registered or certified, return receipt requested) addressed as follows, or to such other address as any party hereto may for itself designate by written notice in accordance herewith:

        TO MAKER:          SPORTSNUTS.COM
                           10421 South 400 West, Suite 550
                           South Jordan, Utah 84095




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                           Attn: Kenneth Forrest
                           Facsimile No.: 801-816-2599

        TO HOLDER:         GARDNER MANAGEMENT PROFIT SHARING PLAN AND TRUST
                           4301 East McKellips Road
                           Mesa, Arizona 85215
                           Attn: Mr. Al Gardner
                           Facsimile No.: 480-807-3023

Notice shall be deemed properly given on the date received or postmarked, whichever is earlier.

        13. Transfer. Provided that Maker's written consent is not provided in writing (which consent shall not be unreasonably withheld), this Note may not be sold, pledged, hypothecated, or transferred in any manner, and is a non-negotiable instrument having no value whatsoever except to the Holder while the Note bears a principal balance outstanding.

        Notwithstanding the foregoing sentence to the contrary, the Holder may, without the consent of the Maker, assign or transfer its right, title or interest in this Note (including but not limited to the conversion rights under the provisions hereof) to Elbert W. Gardner or any trust, partnership, limited partnership, corporation or limited liability company in which Elbert W. Gardner holds an interest.

        14. Waiver. Maker, for itself, its successors, transferees and assigns and all guarantors, endorsers and signers, hereby waives all valuation and appraisement privileges, presentment and demand for payment, protest, notice of protest and nonpayment, dishonor and notice of dishonor, bringing of suit, lack of diligence or delays in collection or enforcement of this Note and notice of the intention to accelerate, the release of any liable party, the release of any security for the debt, the taking of any additional security and any other indulgence or forbearance, and is and shall be directly and primarily, liable for the amount of all sums owing and to be owed hereon, and agrees that this Note and any or all payments coming due hereunder may be extended or renewed from time to time by mutual consent without in any way affecting or diminishing Maker's liability hereunder.

        15. Surety. To the extent any Maker's execution of the Note of Security Agreement, Warrant or financing statement (collectively the "Obligation") or grant of any security interest pursuant to the Security Agreement, does or will constitute a contract of indemnity, suretyship or guarantee by such Maker, constitute such Maker, a co-maker or accommodation maker, or create in such Maker analogous status, such Maker: (a) waives all provisions of A.R.S. Sections 12-1641 through 12-1646, 47-3419 and 47-3605, Arizona Rule of Civil Procedure 17(f), and any similar or analogous present or future procedural or substantive statutory or common law rules and rights; (b) waives (except as is provided by any statutory notice right which may not be waived with respect to any security interest, or in any other specific written notice commitment provided by Holder to such Maker) any right to receive any demand or notice with respect to any Obligation; (c) waives any right to cause Holder to proceed first or simultaneously against any other obligor on or guarantor of or collateral for all or any portion of any Obligation before proceeding against any Maker or any




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of the collateral described in the Note or Security Agreement; (d) waives any defense of statute of limitations, incapacity, lack of authority, dissolution, involvement in any bankruptcy case or reorganization proceeding, or other similar occurrence or happening with respect to any other obligor on or guarantor of or collateral for all of any portion of any Obligation; (e) agrees that Holder may, without notice to or consent from such Maker (except to any extent such Maker is a primary obligor whose joinder is required for any modification of a specific relevant Obligation) (i) take and hold or release or waiver any collateral for any Obligation, and/or (ii) release or substitute any person or entity who or which (or whose property) is directly or indirectly liable for any Obligation; (f) acknowledges and agrees that additional Obligations may exist or arise or be created in the future without notice to or consent from such Maker; and (g) agrees that its agreements, waivers, acknowledgments and obligations in this Section 15 are and will remain irrevocable until such time as no Obligation remains unmatured, undetermined, unpaid or unsatisfied.

        16. Illegality and Severability. In no event shall the amount paid or agreed to be paid hereunder (including all interest and the aggregate of any other amounts taken, reserved or charged pursuant to this Note which under applicable law is deemed to constitute interest on the indebtedness evidenced by this Note) exceed the highest lawful rate permissible under applicable law; and if under any circumstances whatsoever, fulfillment of any provision of this Note at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances Holder should receive as interest an amount which would exceed the highest lawful rate allowable under law, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due under this Note and not to the payment of interest, or if such excess interest exceeds the unpaid balance of principal, the excess shall be refunded to Maker. If any provision of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remaining provisions of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

        17. Governing Law. This Note shall be governed by and construed under the laws of the State of Arizona without regard to the conflict of laws provisions.

        18. Venue and Jurisdiction. Any action or proceeding arising out of or relating to this Note shall be brought in the federal or state courts in Maricopa County, in the State of Arizona, and Maker and Holder each consent to the jurisdiction of said courts.

        19. Costs and Expenses. All costs and expenses of the Holder in connection with this Note, the Security Agreement and Warrant (including attorneys' fees) shall be paid by the Maker from Maker's own funds prior to the disbursement of any proceeds of this Note to Maker.





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        IN WITNESS WHEREOF, the parties have executed this Note as of the date first above written.
                                     "Maker"

                                     SPORTSNUTS.COM INTERNATIONAL, INC.


                                     By /s/ Kenneth Denos
                                     -----------------------------------------
                                        Kenneth Denos
                                        Executive Vice President

                                     SPORTSNUTS.COM, INC.


                                     By /s/ Kenneth Denos
                                     -----------------------------------------
                                        Kenneth Denos
                                        Executive Vice President


                                    "Holder"

                                    GARDNER MANAGEMENT
                                    PROFIT SHARING PLAN AND TRUST


                                    By /s/ Elbert W. Gardner
                                    ------------------------------------------
                                       Elbert W. Gardner, Trustee



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Exhibit 10.1 (b) Exhibit A to Gardner Convertible Promissory Note

                               SECURITY AGREEMENT

        THIS SECURITY AGREEMENT (this "Agreement") is made as of this 1st day of February, 2000, among Gardner Management Profit Sharing Plan and Trust ("Secured Party"), and SportsNuts.com International, Inc., a Delaware corporation, and SportsNuts.com, Inc., a Delaware corporation (collectively, the "Debtor").

        1. Security Interest. Debtor hereby grants to Secured Party a security interest ("Security Interest") in the equipment listed in Exhibit A attached hereto, including any contract rights, leases or leasehold interests (as such terms are defined by the Utah Uniform Commercial Code (the "Uniform Commercial Code") in which the Debtor, both individually and collectively, now has or hereafter acquires an interest and the proceeds therefrom relating to the Debtor's business ("Collateral"). The Security Interest shall secure the payment and performance of Debtor's Convertible Promissory Note of even date herewith in the original principal amount of Four Hundred Fifty Thousand Dollars ($450,000.00) (the "Note"), together with interest as accrued thereon.

        2. Financing Statements and Other Action. Debtor agrees to comply with Secured Party's reasonable requests to protect the Security Interest or to otherwise carry out the provisions of this Agreement including, but not limited to, the execution of financing, continuation, amendment and termination statements. The Debtor shall execute the financing statement in the form attached hereto as Exhibit "B" concurrently with the execution hereof.

        3. Encumbrances. Debtor warrants that Debtor has title to the Collateral and that there are no other claims, liens, security interests or other encumbrances against the Collateral with the exception of a Sixty Five Thousand One Hundred Forty-seven Dollars and fifty-six cents ($65,147.56) purchase money security interest in the collateral in favor of Aroma Computers, Contract Furniture Gallery, Micron Computers and IKON Office Solutions. Debtor covenants to notify Secured Party of any claim, lien, security interest or other encumbrance made against the Collateral and shall defend the Collateral against any claim, lien, security interest or other encumbrance adverse to Secured Party.

        4. Maintenance of Collateral. Debtor shall preserve the Collateral for the benefit of Secured Party. Without limiting the generality of the foregoing, Debtor shall: (i) make all repairs, replacements, additions and improvements necessary to maintain equipment in good working order and condition; (ii) maintain any inventory sufficient, in Debtor's opinion, to meet the needs of its business; (iii) take commercially reasonable steps to collect all accounts; and
(iv) pay all taxes, assessments, or other charges on the Collateral when due. Debtor may not sell, lease, assign, sublease or otherwise dispose of any item of the Collateral without the prior written consent of Secured Party, which consent shall not be unreasonably withheld. Debtor shall not use the Collateral in violation of any law.




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        5. Inspection and Information . Debtor covenants to keep accurate and complete records listing and describing the Collateral. When reasonably requested by Secured Party, Debtor shall give Secured Party a certificate on a form to be supplied by Secured Party listing and describing the Collateral and setting forth the amounts of the accounts and the face value of any instruments. Secured Party shall have the right upon reasonable notice and at reasonable times during business hours to inspect the Collateral and to audit and make copies of any records or other writings which relate to the Collateral or the general financial condition of Debtor. All records and information furnished by Debtor to Secured Party pursuant to this Agreement shall constitute confidential information and shall not be disclosed by Secured Party except to the extent expressly permitted by Debtor, except in the event of a default (as described herein), such information may be used as necessary in as is reasonably necessary for Secured Party to exercise its rights and remedies against Debtor, including in any action or proceeding instituted by Secured Party against Debtor.

        6. Fixtures. It is the intention of Debtor and Secured Party that none of the Collateral shall become fixtures except to the extent that Collateral presently constitutes fixtures.

        7. Default. While the Note is outstanding, any one or more of the following events shall be cause for Debtor's default:

                a. Debtor fails to pay any amounts due under the Note.

                b. Debtor fails to observe or perform any material covenant, warranty or agreement to be performed by Debtor under (i) this Agreement or (ii) under any other document executed by Debtor in connection with the Note; or

                c. The failure of Debtor to make any payment of principal or accrued interest under the Note when the same becomes due and payable in accordance with the terms hereof without further notice of passage of time, provided however, that Debtor shall have thirty (30) days to cure such default; or

                d. Debtor files a voluntary petition for bankruptcy, an involuntary petition in bankruptcy is filed against Debtor, a petition is filed seeking appointment of receiver or trustee, or Debtor is unable to pay its debts as they become due or defaults under any other obligation to which Debtor is a party.

        8. Rights on Default. In the event of a default under this Agreement and after a written notice from Secured Party after which Debtor has thirty (30) days to cure, Secured Party may:

                a. At any time thereafter and at the election of Secured Party, all obligations of Secured Party shall be terminated and Secured Party may, without presentment,


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        protest, demand or notice of any kind whatsoever, declare immediately due and payable any indebtedness of Debtor under the Note to Secured Party;

                b. Exercise the rights and remedies accorded a secured party by the Uniform Commercial Code or by any document securing the Note and without limiting the generality of the foregoing and notwithstanding anything herein, Secured Party shall have full power to and it may (but shall not be obligated to);

                        (1) sell, assign or deliver and dispose of the whole or
                any part of the Collateral at public or private sale, either for cash or upon credit or for future delivery, upon such notice and in such manner as may be required by law;

                        (2) at any such sale or disposition, Secured Party may
                apply the proceeds of such sale or disposition first (i) to the expense of disposition, sale or collection, including broker's commissions and reasonable attorney's fees (including those fees incurred in either a trial or appellate court or without suit), court costs and other legal expenses, and all other charges and expenses without limitation incurred by Secured Party in connection with such disposition or sale; (ii) to the indebtedness of Debtor to Secured Party under the Note and secured by this Agreement in such order as Secured Party may elect and with such priorities between them as Secured Party may elect (applying proceeds first to accrued interest, then to unpaid principal.

                        (3) In the event a deficiency remains, Debtor agrees to
                pay to Secured Party or its assigns, immediately to Secured Party in connection with the Note and without notice or demand, any such deficiency in Debtor's obligations. Any public or private sale may be held at any office of Secured Party, or at any other place designated by Secured Party.

                c. Perform any warranty, covenant or agreement which Debtor has failed to perform under this Agreement;

                d. Take any other action which Secured Party deems reasonably necessary or reasonably desirable to protect the Collateral or the Security Interest.

        9. No Waiver. The rights, powers and remedies given to the Secured Party by this Agreement and associated documents and arrangements shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any statute or rule of law. Any forbearance, failure to delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of any such right, power or remedy; and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Secured Party.


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        10. Exercise of Rights. Secured Party may exercise its creditor's lien and rights of setoff with respect to the Indebtedness at any time, whether secured or unsecured, whether before or after default, and whether or not due, to payments of the indebtedness hereunder.

        11. Notices. Any notice under this Agreement shall be in writing and shall be deemed delivered if mailed, postage prepaid, to a party at the addresses specified in the Note or such other address as may be specified by notice given after the date hereof.

        12. Successors and Assigns. Debtor may not sell, transfer, assign or encumber any part of or all of the Collateral without the prior written consent of Secured Party which consent shall not unreasonably be withheld. In the event consent to assign the collateral is granted by the Secured Party, this Agreement shall inure to the benefit of and shall bind the heirs, executors, administrators, legal representatives, successors or assigns of the parties.

        13. Attorneys' Fees. Should any legal proceeding be commenced between the parties hereto concerning any provision of this Agreement, or rights and obligations of either in relation thereto, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum of attorneys' fees, to be fixed by the court in the same action.

        14. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements and negotiations with respect to such subject matter, and shall not be modified except in writing and signed by the Parties hereto.

        15. Governing Law. This Agreement shall be governed by any construed under the laws of the State of Utah, without regard to the conflicts of laws.

        16. Venue and Jurisdiction. Any action or proceeding arising out of or relating to this Security Agreement shall be brought in Maricopa County, the State of Arizona and the Debtor and Secured Party each consent to the jurisdiction of said courts.

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above. This Agreement may be signed in counterparts, all of which together shall constitute one and the same instrument.

                                    DEBTOR:

                                    SPORTSNUTS.COM INTERNATIONAL, INC.


                                    By /s/ Kenneth Denos
                                    --------------------------------------------
                                       Kenneth Denos, Executive Vice President


                                    SPORTSNUTS.COM, INC.


                                    By /s/ Kenneth Denos
                                    --------------------------------------------
                                       Kenneth Denos, Executive Vice President


                                    SECURED PARTY:

                                    GARDNER MANAGEMENT
                                    PROFIT SHARING PLAN AND TRUST


                                    By /s/ Elbert W. Gardner
                                    --------------------------------------------
                                       Elbert W. Gardner,  Trustee

                                    EXHIBIT A

               EQUIPMENT LIST TO SECURITY AGREEMENT DATED FEBRUARY 1, 2000 AMONG SPORTSNUTS.COM INTERNATIONAL, INC., SPORTSNUTS.COM, INC. AND GARDNER MANAGEMENT PROFIT SHARING PLAN AND TRUST, CONSISTING PRIMARILY OF COMPUTER HARDWARE, OFFICE FURNITURE, FURNISHINGS AND EQUIPMENT, AND MORE PARTICULARLY SET FORTH ON EXHIBIT A-1 ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE.

Exhibit 10.1 Exhibit B to Gardner Convertible Promissory Note

                                PERSONAL GUARANTY

        This Personal Guaranty (the "Guaranty") is made this 1st day of February, by Kenneth Forrest and Holli Forrest, husband and wife (collectively the "Guarantor") in favor of Gardner Management Profit Sharing Plan and Trust ("Holder").

FACTUAL BACKGROUND

        A. Guarantor is executing this Guaranty to induce Holder to make a loan ("Loan") to SportsNuts.com International, a Delaware corporation and its subsidiary, SportsNuts.com, Inc., a Delaware corporation (collectively the "Maker"), pursuant to the terms and conditions of that certain Convertible Promissory Note in the original amount of $450,000.00 (the "Note").

        B . Maker's obligations under the Agreement are secured by a Security Agreement of even date hereof covering certain personal property as described therein (the "Collateral"). 'fhe Security Agreement and the Note are sometimes collectively referred to as the "Loan Agreement".

                                    GUARANTY

1 . Guarantor hereby unconditionally guaranties to Holder the full payment of all amounts due to Holder under the Loan Agreement and the performance of all of the obligations of the Maker thereunder (the "Obligations"), and unconditionally agree to pay Holder the full amount of the amounts due under the Loan Agreement after the expiration of all applicable cure periods. This is a guaranty of payment, not of collection. If Maker defaults in the payment when due of all or any part of the Obligations after all applicable grace and cure periods, Guarantor shall, in lawful money of the United States, pay to Holder or order, on demand, all sums due and owing under the Loan Agreement, including all interest, charges, fees and other sums, costs and expenses.

2. The obligations of Guarantor hereunder are continuing, absolute and unconditional. The foregoing guaranty is a guaranty of payment of the guaranteed obligation and not of collectibility, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Loan Agreement. No Guarantor's obligations hereunder will be or become diminished if recourse with respect to any portion of the guaranteed obligation as against or any other guarantor of any portion of the guaranteed obligation may be or become limited, barred or otherwise unenforceable for any reason. The obligations of Guarantor hereunder is independent of the obligations of Maker, and a separate action or actions may be brought and prosecuted against any Guarantor whether or not any action is brought (or nonjudicial action taken) simultaneously, before or after any action against Maker or against any other guarantors of the guaranteed obligation or any portion thereof. Holder will have no obligation to enforce any right or remedy described in the Loan Agreement, or to pursue an action against Maker under the Loan Agreement for any claim, including but not limited to, a claim that Maker mitigate its damages under the Loan Agreement. No performance made by or on behalf of Maker by Holder will discharge or diminish the Guarantor's liability hereunder.


3. The Guarantor waives and agrees not to assert or take advantage of: (a) the provisions of Arizona Revised Statutes (0)(0) 12-1641 through 12-1646 inclusive and 44-142, Rule 17(f) of the Arizona Rules of Civil Procedure and any similar or analogous other statutory or common laws or procedural rules of any jurisdiction relevant to guarantors, indemnitors, sureties, co-makers or accommodation parties; (b) any right to require Holder to proceed against Maker or any other person or entity, to proceed against or exhaust any security held by Maker at any time, or to pursue any other remedy in Holder's power before proceeding against such Guarantor; (c) any defense of any statute of limitations or laches which may be asserted by Maker; (d) any defense that may arise by reason of the incapacity, lack of authority, death, disability, dissolution or termination of, involvement in any bankruptcy or reorganization proceeding (including any rejection or disaffirmance of the Loan Agreement in such proceeding) by, or other similar occurrence or happening with respect to Maker or any successor in interest to Maker; (e) any "one" action or "anti-deficiency" law, or any other law which may prevent Holder from bringing any action, including a claim for deficiency, against the Guarantor, before or after Holder's commencement or completion of any action to foreclose its security interest; or (f) any right to receive any demand or any notice, including any notice of any default under the Loan Agreement.

4. The Guarantor authorizes Holder, without notice to or demand upon, and without affecting the liability of, such Guarantor hereunder, but with any necessary consent or joinder of Maker, from time to time, to: (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Loan Agreement (other than the amount of the Obligations) or all or any part of the guaranteed obligation; (b) take and hold, release or waive any security provided under the Loan Agreement; (c) release or substitute any person that is or may be directly or indirectly liable for satisfaction of all or any portion of the guaranteed obligation; (d) release or substitute any Collateral that was provided by Maker as security for the repayment of its obligations under the Loan Agreement; and/or (e) accept or make compositions or other arrangements, or file or refrain from filing a claim in any bankruptcy proceeding of Maker or any other guarantor; and/or (f) otherwise deal with maker or any other guarantor.

5. The Guarantor confirms to Holder that he is and will remain fully conversant with the financial status and situation of Maker, and agrees that Holder has no duty to disclose to such Guarantor any facts or information it may now have or may hereafter obtain about or with respect to Maker or any other guarantors of the Obligation or any portion thereof.

6. Notwithstanding the provisions of Arizona Revised Statutes (0) 12-1643 or any other statutory or common law or procedural rule, until the Obligations have been paid in full: (a) Guarantor will not have any right of subrogation or reimbursement with respect to any of the guaranteed obligation or any remedy of Holder to collect any of the guaranteed obligation, regardless of any payment directly or indirectly made by the Guarantor pursuant to the provisions of this Guaranty or otherwise; and (b) no Guarantor will have any right of contribution against any other guarantor. The Guarantor acknowledges that Holder does not and will not make any representation or warranty of any nature as to the existence, value, priority or non-impairment of any such rights, and waives any and all claims of any nature that it may now have or hereafter acquire against Holder that may result from the nonexistence, lack or loss of value or priority or impairment of any such rights.

7. All existing and future obligations of Maker to any Guarantor (including any right of indemnification) are hereby subordinated and made junior and inferior to all rights of Holder to have the Obligations fully paid and satisfied.

8. Notwithstanding any other provision ofthis Guaranty or the Loan Agreement to the contrary, if all or any portion of the Obligations are paid or performed, the obligations of the Guarantor hereunder will continue and remain in full force and effect if all or any part of such payment or performance is avoided or recovered directly or indirectly from Holder as a preference, fraudulent transfer or otherwise, regardless of whether the Obligations had theretofore been paid in full or whether such Guarantor had provided notice of revocation of this Guaranty to Holder prior to such avoidance or recovery.

9. All rights and remedies of Holder and all Obligations of Maker under the Loan Agreement, and all obligations of the Guarantor hereunder, will be cumulative and not duplicative. Holder may take any actions and resort to any rights and remedies under this Guaranty and/or the Loan Agreement, in such order as Holder in its sole discretion elects, provided that Holder will have no duty or obligation to take any such actions or resort to any such rights or remedies. Holder may, in its sole discretion, exercise any rights and remedies available to it against Maker or any other guarantor without impairing Holder's rights and remedies under this Guaranty. Holder shall have no obligation to proceed against any collateral (including the Security Agreement provided under the Loan Agreement) securing all or any portion of the obligation of Maker under the Loan Agreement, and shall have no obligation to enforce any right or remedy as set forth or described in or evidenced by either the Loan Agreement or the Security Agreement. The Guarantor acknowledges that Holder's exercise of certain rights or remedies may impair or eliminate such Guarantor's right of subrogation or recovery against Maker, and that the Guarantor may incur a partially or totally non-reimbursable liability under this Guaranty.

10. This Guaranty is irrevocable.

11. The Guarantor warrants and represents to and agrees with Holder that he: (a) has reviewed and approved the Loan Agreement; (b) acknowledges that the Loan Agreement may be amended without his/her knowledge or consent, but with any required consent of Maker; (c) waives any notice of acceptance of this Guaranty;
(d) acknowledges that the guaranteed obligation is or will be created in consideration of and in reliance upon this Guaranty; and (e) is not and will not be, as a consequence of the execution and delivery of this Guaranty, impaired or rendered insolvent or otherwise rendered unable to pay its debts as the same mature and will not have thereby undertaken liabilities in excess of the present fair value of its assets.

12. This Guaranty will be binding upon Guarantor, their respective separate property, and their respective marital communities, successors, assigns and legal representatives, and will inure to the
-3-

benefit of Holder, its successors and assigns, whether or not formally assigned. The Guarantor's liability hereunder will be unaffected by changes in the name of Maker.

13. No waiver of any provision of this Guaranty by Holder, no amendment of this Guaranty, and no release of any Guarantor will be effective unless it is in writing and signed by an authorized officer of Holder.

14. If suit or other judicial proceeding is brought, or any other action is taken, by Holder to enforce its rights under this Guaranty, Guarantor promises to pay upon demand Holder's reasonable attorneys' fees and court costs incurred therein, which fees and costs will be determined in the sole discretion of the judge in such action, together with interest thereon at the rate of 16% per annum. until paid.

15. This Guaranty relates to a loan made in, and will be governed by and construed in accordance with the substantive laws and judicial decisions of the State of Arizona (regardless of Arizona conflict of law principles or the residence, location, domicile or place of business of Holder, the Guarantor or Maker or their respective constituent principals) and applicable federal laws, rules and regulations. The Guarantor expressly acknowledges and agrees that any judicial action to enforce any right of Holder under this Guaranty may be brought and maintained in the venue(s) described in the Note, and submits to the process, jurisdiction and venue of any such court. The Guarantor waives, and agrees not to assert, any claim that he/she is not personally subject to the jurisdiction of the foregoing courts or that any action or proceeding brought in compliance with this paragraph (15) is brought in an inconvenient forum. The Guarantor also waives the right to protest the domestication or collection of any judgment obtained against such Guarantor with respect to this Guaranty in any jurisdiction where such Guarantor may now or hereafter maintain assets.

16. This Guaranty will apply to the parties hereto according to the context hereof, without regard to the number or gender of words or expressions used herein. This Guaranty will be construed as a whole, in accordance with the fair meaning of its language, and, as each party has been represented by legal counsel of its choice in the negotiation of this Guaranty or deliberately chosen not to be so represented, neither this Guaranty nor any provision thereof will be construed for or against either party by reason of the identity of the party drafting this Guaranty.

17. All notices or demands that are required or permitted to be given or served hereunder will be given in the manner provided in the Loan Agreement. The Guarantor acknowledges that his address for notice will be the addresses set forth below with their names. The Guarantor may change its address from time to time by giving ten (10) days' prior written notice to Holder.

18. The Guarantor is a founder and principal shareholder of SportsNuts.corn International, Inc. and holds an ownership interest in the same. The Guarantor, as a principal shareholder of SportsNuts.com International, Inc., will receive benefit from Maker entering into the Loan

Agreement with Holder, and as a result, have received good and valuable consideration for providing this Guaranty to Holder.


IN WITNESS WHEREOF, the undersigned has executed this Personal Guaranty as of the date set forth above.

Kenneth Forrest, a married man


/s/ Kenneth Forrest                   /s/ Holli Forrest
----------------------------          -----------------------------
Kenneth Forrest                       Holli Forrest

Address:       2255 North University Parkway S-15
               Provo, UT 84604

Exhibit 10.1 Exhibit C to Gardner Convertible Promissory Note


        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE LAW AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR STATE LAW OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THE SECURITIES, SUCH OFFER, SALE, OR TRANSFER, PLEDGE, OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

                  Void after 5:00 p.m., Mountain Standard Time
                               on January 31, 2002


                       SPORTSNUTS.COM INTERNATIONAL, INC.

                                     WARRANT

        This certifies that, for value received, Gardner Management Profit Sharing Plan and Trust, or registered assigns (the "Holder"), is entitled to purchase at a price the lessser of: (i) $0.50 per share, or (ii) the private placement offering price for the Company's Common Stock between the date hereof and the Maturity Date as set forth in that certain Convertible Promissory Note of even date between Holder and the Company (the "Exercise Price"), subject to the provisions of this Warrant, from SPORTSNUTS.COM INTERNATIONAL, INC., a Delaware corporation, (the "Company"), Three Hundred Seventy Thousand (370,000) shares of fully paid and non-assessable unregistered Common Stock of the Company (the "Warrant Stock"). The issuance of this Warrant is in partial consideration of Holder agreeing to make that certain loan to the Company as evidenced by that certain Convertible Promissory Note of even date herewith the Company, which is dated February 1, 2000, wherein the Company is the "Maker" and Holder is the "Holder," all on the terms and conditions of said Convertible Promissory Note.

        1. Exercise of Warrant. This Warrant may be exercised in whole or in part at any time or from time to time on or after the date hereof, but not later than 5:00 p.m., Mountain Standard Time, on January 31, 2002, or if such date is a day on which federal or state chartered banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender thereof to the Company at its principal office or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment, in cash or by certified or official bank check, payable to the order of the Company, of the Exercise Price for the number of shares of Warrant Stock specified in such form, together with all taxes applicable upon such exercise. If this Warrant should be exercised in part only, the Company shall upon surrender of this Warrant for cancellation, execute and deliver a new Warrant of the same tenor evidencing the right of the Holder to purchase the balance of the shares of Warrant Stock purchasable hereunder upon the same terms and conditions as herein set forth. Upon and as of receipt by the Company of this Warrant at the office or stock transfer agent of the Company, in proper form for exercise, and accompanied by payment as herein provided, the Holder shall be deemed to be the holder of record of the shares of Warrant Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Warrant Stock shall not then be actually delivered to the Holder.

        2. Reservation of Shares and Impairment. The Company hereby covenants and agrees that at all times during the period this Warrant is exercisable it shall reserve from its authorized and unissued shares of Common Stock for issuance and delivery upon exercise of this Warrant such number of shares of its Warrant Stock as shall be required for issuance and delivery upon exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares of Warrant Stock upon the exercise of this Warrant. The Company will not, by amendment of its Articles of Incorporation (or similar documents) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Warrant.

        3. Fractional Shares. No fractional shares or stock representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Warrant Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

        4. Transfer, Exchange, Assignment or Loss of Warrant.

               (a) This Warrant may not be assigned or transferred except as provided herein and in accordance with and subject to the provisions of the Securities Act of 1933 and the Rules and Regulations promulgated thereunder (said Act and such Rules and Regulations being hereinafter collectively referred to as the "Act"). Any purported transfer or assignment made other than in accordance with this Section 4 and Section 8 hereof shall be null and void and of no force and effect.

               (b) This Warrant may be transferred or assigned only with the written consent of the Company, which shall not be unreasonably withheld. In addition, this Warrant shall be transferable only upon the opinion of counsel satisfactory to the Company, which may be counsel to the Company, that (i) the transferee is a person to whom the Warrant may be legally transferred without registration under the Act; and (ii) such transfer will not violate any applicable law or governmental rule or regulation including, without limitation, any applicable federal or state securities law, as further referenced in Section 8 below. Prior to the transfer or assignment, the assignor or transferor shall reimburse the Company for its reasonable expenses, including attorneys' fees, incurred in connection with the transfer or assignment.

               (c) Notwithstanding anything contained in this Section 4 to the contrary, the Holder may, without the consent of the Company and without the necessity of complying with the provisions of Section 4(b) hereof assign or transfer this Warrant to Elbert W. Gardner or any trust, partnership, corporation or limited liability company in which Elbert W. Gardner holds an interest (the "Permitted Assignment"). In connection with such Permitted Assignment, the Holder shall have no obligation to reimburse or pay the Company for any expenses incurred in connection therewith.

               (d) Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax. In such event the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the principal office of the Company together with a written notice signed by the Holder thereof, specifying the names and denominations in which new Warrants are to be issued. The terms "Warrant" and "Warrants" as used herein includes any Warrants in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged.

               (e) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

               (f) Each Holder of this Warrant, the shares of Warrant Stock issued hereunder or any other security issued or issuable upon the exercise of this Warrant shall indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or any such person may become subject under the Act or statute or common law, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon the disposition by such Holder of the Warrant, the shares of Warrant Stock acquired under the Warrant, or other such securities in violation of this Warrant.

        5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

        6. Adjustment of Exercise Price and Number of Shares. The number and kind of securities issuable upon the exercise of this Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time upon the happening of certain events as follows:

               (a) Adjustment for Dividends in Stock. In case at any time or from time to time on or after the date hereof the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive without payment therefor, other or additional stock of the Company by way of dividend, then and in each case, the Holder of this Warrant shall, upon the exercise hereof be entitled to receive, in addition to the number of shares of Warrant Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock of Company which such Holder would hold on the date of such exercise had it been the holder of record of such shares of Warrant Stock on the date hereof and had thereafter, during the period from the date hereof to and including the additional stock receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by paragraphs (a) and (b) of this Section 6.

               (b) Adjustment for Reclassification, Reorganization or Merger. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) on or after the date hereof, or in case, after such date, the Company (or any such other corporation) shall merge with or into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior to such record date or effective date. In each such case, the terms of this Section 6 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

               (c) Stock Splits and Reverse Stock Splits. If at any time on or after the date hereof the Company shall subdivide its outstanding shares of Warrant Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares of Warrant Stock receivable upon exercise of the Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Warrant Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares of Warrant Stock receivable upon exercise of the Warrant shall thereby be proportionately decreased.

        7. Officer's Certificate. Whenever the Exercise Price or the number of shares of Warrant Stock that may be acquired under the Warrant shall be adjusted as required by the provisions of Section 6 hereof, the Company shall forthwith file with its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price and shares of Warrant Stock determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder, and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder.

        8. Transfer to Comply with the Securities Act of 1933.

               (a) This Warrant and the shares of Warrant Stock issued hereunder or any other security issued or issuable upon exercise of this Warrant may not be sold, transferred or otherwise disposed of, except to a person who, in the opinion of counsel reasonably satisfactory to the Company, is a person to whom this Warrant or such shares of Warrant Stock may legally be transferred pursuant to Section 4 hereof without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provision of this Section 8 with respect to any resale or other disposition of such securities unless, in the opinion of such counsel, such agreement is not required.

               (b) The Company may cause the following legend to be set forth on each certificate representing shares of Warrant Stock acquired under this Warrant or any other security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE LAW AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR STATE LAW OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THE SECURITIES, SUCH OFFER, SALE, OR TRANSFER, PLEDGE, OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

        9. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of "Arizona without regard to conflict of laws provisions.

        10. Venue and Jurisdiction. Any action or proceeding arising out of or relating to this Warrant shall be brought in the federal or state courts in Maricopa County, the State of Arizona and the Company and Holder each consent to the jurisdiction of said courts.


        11. Notice. Notices and other communications to be given to the Holder of the Warrants evidenced by this certificate shall be delivered by hand or mailed, postage prepaid, to Gardner Management Profit Sharing Plan and Trust, 4301 East McKellips Road, Mesa, Arizona 85215, attn: Mr. Al Gardner, or such other address as the Holder shall have designated by written notice to the Company as provided herein. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or mailed postage prepaid to the Company at The Towers at South Towne II, 10421 South 400 West, Salt Lake City, UT 84095, attn: Kenneth I. Denos, or such other address as the Company shall have designated by written notice to such registered owner as herein provided. Notice by mail shall be deemed given when deposited in the United States mail, postage prepaid, as herein provided.

        IN WITNESS WHEREOF, the Company has executed this Warrant as of the 1st day of February, 2000.


                                            SPORTSNUTS.COM INTERNATIONAL, INC.



                                            By: /s/ Kenneth Denos
                                            ------------------------------------
                                            Its: Executive Vice President

                                  PURCHASE FORM



                                                Dated:__________________________





        The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________ shares of Warrant Stock, and hereby makes payment of $________ in payment of the actual exercise price thereof.



                                                ________________________________
                                                Signature




________________________________________________________________________________


                                 ASSIGNMENT FORM



                                                Dated:__________________________


        FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns and transfers unto ______________________________________________
                                             (please type or print)

________________________________________________________________________________
                                    (address)
the right to purchase shares of Warrant Stock represented by this Warrant to the extent of __________ shares as to which such right is exercisable, and does hereby irrevocably constitute and appoint the Company and/or its transfer agent as attorney to transfer the same on the books of the Company with full power of substitution in the premises.

                                                ________________________________
                                                Signature

Exhibit 10.1 (e) Amendment to Exhibit A to Gardner Convertible Note


                      FIRST AMENDMENT TO SECURITY AGREEMENT

        This First Amendment to Security Agreement (the "Agreement") is made and entered into this 17th day of March, 2000 (the "Effective Date"), between and among Gardner Management Profit Sharing Plan and Trust ("Secured Party") and SportsNuts.com International, Inc., a Delaware corporation, SportsNuts.com, Inc., a Delaware corporation, and Sportzz.com. Inc., a Delaware corporation (individually and collectively "Debtor").

                                    Recitals

        Debtor, other than Sportzz.com Inc. ("Sportzz"), has entered into a Security Agreement with Secured Party dated February 1, 2000.

        In consideration of Secured Party agreeing to advance an additional $50,000 to Debtor to assist Debtor in making its payroll, Debtor has agreed (i) to add Sportzz as a Debtor under the Agreement and as a party granting the Secured Party a security interest in certain equipment, general intangibles, and accounts and (ii) to modify and amend the Security Agreement as more particularly set forth below.

        Accordingly, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agrees as follows:
Amendment

        1 . Paragraph 1 of the Security Agreement is hereby deleted and the following provisions substituted therefor, effective as of the Effective Date:

        1. Security Interest. Debtor hereby grants to Secured Party a security interest (the "Security Interest") in each Debtor's equipment, general intangibles, and accounts, including, but not limited to, the equipment and general intangibles listed in Exhibit A to the Agreement and Exhibit A-2 hereto and all proceeds thereof and accessions thereto; each Debtor agrees that the Security Interest shall include any contract rights, leases or leasehold interests, as such terms are defined by the Utah Uniform Commercial Code (the "Uniform Commercial Code") in which Debtor, individually and collectively, now of hereafter acquires, and all proceeds therefrom. The term "Collateral" when used in this Agreement shall refer to any property of any Debtor in which the Secured Party has a Security Interest under this Agreement. Each Debtor agrees that the Security Interest shall secure the payment and performance of Debtor's Convertible Promissory Note dated February 1, 2000, in the original principal amount of $450,000 (the "Note"), together with any interest accrued thereon, and all other debts or obligations of any Debtor to Secured Party. The Security Interest shall also secure each Debtor's obligations to the Secured Party under this Agreement.

        (a) Debtor Sportzz.com, Inc. ("Sportzz") has executed this First Amendment to the

Agreement for the purpose of becoming a Debtor hereunder and hereby agrees to be and is bound by all terms and conditions of this Agreement, as if Debtor Sportzz were an original signatory hereto.

        (b) Each Debtor agrees that a loan made to Debtor by Moore, Clayton & Co. pursuant to a Convertible Promissory Note dated February 4, 2000, in the original principal amount of $20,000 (the "Moore-Note") and a loan made to Debtor by George Napier pursuant to a Convertible Promissory Note dated March 10, 2000, in the original principal amount of $20,000, (the "Napier Note") shall be deemed to be part of the indebtedness secured by this Agreement from the date such loans were made; provided, however, that Secured Party shall have the sole and exclusive right to deal with Debtor in connection with the resolution of all obligations secured by this Agreement, including, without limitation, obligations evidenced by the Moore Note and the Napier Note.

        (c) Debtor agrees to provide Secured Party with any and all information necessary to perfect the Security Interest granted hereby, including, without limitation, providing to Secured Party the United States Patent and Trademark Office Registration (the "PTO Office") numbers for any trademarks, tradenames, or other intellectual property owned by any Debtor which are registered with the PTO Office. Each Debtor agrees to execute and deliver to Secured Party such additional documents as may be necessary, from time to time, to cause the Security Interest to be or remain perfected. Each Debtor agrees to execute such collateral assignments and to obtain the consent of each licensor of any licenses described in Exhibit I -A in which Secured Party has or is to have a Security Interest, which assignment or consent is necessary to assure the grant and perfection of the Secured Party's Security Interest.

        (d) Each Debtor hereby grants to Secured Party an irrevocable power of attorney to execute any document in the name of each Debtor necessary to perfect or maintain the perfection of the Security interest granted hereby and Secured Party is specifically authorized to execute the name of each Debtor, in that connection, for and on its behalf, as its lawful attorney-in-fact. The power of attorney granted hereby is coupled with an interest and shall be irrevocable.

        (e) Each Debtor agrees that the advance of funds pursuant to the Note (including, the Moore Note and the Napier Note) have benefitted each Debtor directly, including Sportzz. Each Debtor further agrees that all references to "Debtor" in the Agreement shall refer to each one of the Debtors, regardless whether any reference to Debtor is to an individual Debtor.

        2. The terms and conditions of such Security Agreement, except as modified hereby, shall continue in force and effect as originally executed by Debtor.

        3. This Amendment to the Security Agreement shall not cause the release of the Security Interest granted under the Agreement as of February 1, 2000, and Security Party's Security Interest remains in force and effect from the date of original grant.

        4. Debtor agrees to pay all of Secured Party's attorneys' fees and costs incurred in connection with this Amendment and Secured Party may withhold from the $50,000 advanced to

Debtor up to $3,000 for payment of Secured Party's attorneys fees and costs. Any amount withheld from Debtor and paid to Secured Party's attorneys for fees and costs shall be deemed to have been advanced to Debtor by Secured Party for the benefit of Debtor and shall be part of the Note obligation secured by the Agreement. Each Debtor agrees that Secured Party has given new value in consideration for this First Amendment.

        5. Each Debtor agrees that the obligations evidenced by the Note, the Moore Note and the Napier Note are valid, binding, enforceable, and owing and that none of the Debtors has any defenses or setoffs to the payment of such Debtor's obligations under such notes or under the Agreement, as amended hereby.

        6. Each Debtor, and the officers of Debtor executing this First Amendment, jointly and severally represents and warrants to Secured Party that all necessary corporate action has been taken to authorize this First Amendment and the Agreement and the Note, and that the obligations of each Debtor hereunder are valid, binding and enforceable according to their terms.

        7. The obligations of each Debtor under this Agreement are joint and several.

        DATED as of this 17th day of March, 2000.

"DEBTOR"                             SPORTSNUTS.COM INTERNATIONAL, INC.

                                     By: /s/ Kenneth Denos
                                     -------------------------------------------
                                         Kenneth Denos, Executive Vice President

                                     SPORTSNUTS.COM, INC.

                                     By: /s/ Kenneth Denos
                                     -------------------------------------------
                                         Kenneth Denos, Executive Vice President


                                     SPORTZZ.COM, INC.

                                     By: /s/ Kenneth Denos
                                     -------------------------------------------
                                         Kenneth Denos, President

"SECURED PARTY"                      GARDNER MANAGEMENT PROFIT SHARING PLAN
                                     AND TRUST

                                     By: /s/ Elbert W. Gardner
                                     -------------------------------------------
                                         Elbert W. Gardner, Trustee,
                                         on behalf of the Trust

                                   EXHIBIT A-2


The following table describes the intellectual property owned or used by the
Debtor:


Item                              Description
Oracle 8 database server          Database management software provided by Oracle
license for Windows NT

Visual Wave Server 3.0            Internet application server software provided by
license for Windows NT            ObjectShare.

Netscape Fastrack Server          HTTP server software provided by Netscape
license for Windows NT

Windows NT BackOffice 2.5         A suite of server applications including Windows NT Server
server license                    4.0 provided by Microsoft

3 VisualWorks 5i developer        Application development tool/environment provided by
licenses for Windows              ObjectShare which is based on the Smalltalk object-oriented programming language.  An annual support/maintenance
                                  contract entitles the licensee to technical support and a 50%
                                  discount on upgrades.

TeamWorks source code             An add-on tool for VisualWorks used to simplify sharing
management tool unlimited         code and managing releases which was developed by
user license                      ObjectSelect and licensed to Sportzz.com.

WidgetWorks user interface        Extensions to the Visual Works user interface construction
construction framework            components and tools which was developed by ObjectSelect
unlimited user license            and licensed to Sportzz.com.

SQL Works database access         A sophisticated VisualWorks framework which simplifies
framework unlimited user          and manages access to and storage of data in relational
license                           databases (such as Oracle and Sybase) designed for use in
                                  both client and server applications developed by
                                  ObjectSelect and licensed to Sportzz.com.

ApplicationWorks application      ObjectSelect has developed both client-server and web-based
frameworks unlimited user         frameworks within VisualWorks to simplify and standardize
license                           the development of applications.  These frameworks were
                                  used to develop the Internet sports application.  Developed by ObjectSelect and licensed to Sportzz.com.

Acrobat, Image Ready, and         These products are provided by Adobe and have been used
Illustrator licenses              for the creation of static content published on the
                                  Sportzz.com web site such as graphics and game
                                  report forms.

www.sportsuts.com domain          The internet domain name "www.sportsnuts.com."  An
and trade name                    annual fee must be paid to renew this domain name, if
                                  desired, from year to year.

www.sportsnuts.net domain         The internet domain name "www.sportsnuts.net."  An annual
and trade name                    fee must be paid to renew this domain name, if desired, from year to year.

www.sportsnuts.org domain         The internet domain name "www.sportsnuts.org."  An
and trade name                    annual fee must be paid to renew this domain name, if
                                  desired, from year to year.

www.sportsUplay.com domain        The internet domain name "www.sportUplay.com."  An
and trade name                    annual fee must be paid to renew this domain name, if
                                  desired, from year to year.

www.sportzz.com domain            The internet domain name "www.sportzz.com."  An annual
name                              fee must be paid to renew this domain name, if desired, from year to year.

Sportzz.com                       trademark Sportzz.com does not yet have a
                                  registered trademark for "Sportzz.com.";
                                  however, application to register "sportzz.com"
                                  as a trademark on the Supplemental Register
                                  was made in March 1999 and a Certificate of
                                  Registration was issued on August 3, 1999
                                  under Registration No.
                                  2,267,913

SportNuts.com Internet sports     The website, database design, computer programs, HTML
application                       documents, and graphics created by ObjectSelect and
                                  subsequently transferred to Sportzz.com which
                                  constitute the SportsNuts.com web site and
                                  enable the input, searching, and retrieval of
                                  sports information including, but not limited
                                  to, leagues, schools, teams, player rosters,
                                  game schedules, game results, photographs,
                                  articles, and statistics. This also includes
                                  the advertising server which is capable of
                                  targeting the display of advertising banners
                                  based on a user's age, gender, location, and
                                  the sport associated with the content being
                                  viewed.

"The Business of Sports"          Registered mark

"E-sports Mall"                   Registered mark

"Paid to Play"                    Registered mark

"Connecting the world of          Registered mark
Amateur Sports"

SportsNuts.com website            The databases and applications that comprise the
Application                       "SportsNuts.com" website, including the code that executes on the web application server to produce the web pages that are accessed by the end user.

Amateur Sports Statistics         Database containing and applications for processing
Database                          information for sports, teams, organizations, leagues,
                                  tournaments, participants, members, games,
                                  schools, team statistics, participant
                                  statistics, clubhouses, and news.

Advertising                       Database Database containing and applications
                                  for processing information for advertisers,
                                  advertisers' ad campaigns, banners and audit
                                  detail.

Advertising Server                The application containing the code that executes on the web
Application                       application server to serve banner advertisements to the
                                  SportsNuts.com web pages and respond to banner
                                  click- throughs.